UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2019

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street London, England	W1S 1BG
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On April 26, 2019, Noble Corporation plc, a company incorporated in England and Wales (the “Company”), held its annual general meeting of shareholders. At the meeting, shareholders approved:

•

an amendment to the Noble Corporation plc 2015 Omnibus Incentive Plan (the “Noble Incentive Plan”) to increase the number of ordinary shares available for issuance as long-term incentive compensation under the Noble Incentive Plan by 5,800,000 shares; and

•

an amendment to the Noble Corporation plc 2017 Director Omnibus Plan (the “Noble Director Plan”) to increase the number of ordinary shares available for issuance as long-term incentive compensation under the Noble Director Plan by 900,000.

The Noble Incentive Plan and the Noble Director Plan are attached to this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. A summary description of the material features of the Noble Incentive Plan and the Noble Director Plan is set forth in the Company’s 2018 Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Noble Corporation plc 2015 Omnibus Incentive Plan, restated as of May 1, 2019.

Exhibit 10.2	Noble Corporation plc 2017 Director Omnibus Plan, restated as of May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2019

NOBLE CORPORATION

By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary